Exhibit 3.6

BY-LAWS

of

LENNAR CORPORATION

A Delaware Corporation

As Amended Effective ~~January 17,~~October 3, 2013

ARTICLE I

Offices

1.1 Registered Office. The registered office of the Corporation will be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

~~2.1~~ 2.1 Place. Meetings of stockholders will be held at such places within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

2.2 Annual Meetings. Annual meetings of stockholders will be held on the first Tuesday after the first Monday of April of each year, or if that is a legal holiday, on the next following business day, at 11:00 a.m., or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders will elect directors and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the Chief Executive Officer, if there is one, or if there is no Chief Executive Officer, by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least a majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken. Each written request must state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors, the Chief Executive Officer or the President, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

2.4 Notice. Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VII of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.

2.5 Quorum; Adjourned Meeting. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority in voting power, and not less than one-third in number, of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a matter to be voted upon at a meeting requires the affirmative vote of the holders of any class of stock voting separately, the presence in person or by proxy of holders of a majority in voting power of the shares of that class will also be necessary to constitute a quorum with regard to that matter. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority in voting power of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VII to each stockholder of record entitled to vote at the adjourned meeting. Any business that could have been transacted at a meeting that is adjourned may be transacted at the adjourned meeting. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

2.6 Voting. At any meeting of stockholders, each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in that stockholder’s name on the books of the Corporation. All elections will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or the By-Laws, each matter other than an election will be determined by the vote of a majority in voting power of the shares which are voted with regard to it.

 2.7 Action by Stockholders Without a Meeting. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action is consented to in writing, or by telegram, cablegram or other electronic transmission, by the holders of shares on a record date fixed by the Board of Directors having at least the minimum number of votes that would be required to authorize the action at a meeting at which all shares entitled to vote were present and voted. Any stockholder who would be entitled under Section 2.8 to propose stockholder action with regard to a matter will have the right to request that the Board of Directors fix a record date for the taking of the action by written consent, which request will contain all the information which would be required under Section 2.8 to propose the action for a vote of stockholders at a special meeting. If the Board of Directors does not within thirty (30) days after it is properly requested to do so fix a record date that is not later than forty-five (45) days after the date of the request, the record date will automatically be the forty-fifth (45th) day after the date of the request.

2.8 Notifications of Nominations and Proposed Business.

a. Notice of Business. Nominations for the election of directors, and the proposal of other business, to be brought before any annual or special stockholders’ meeting may be made by (x) the Board of Directors or a committee appointed by the Board of Directors for such purpose or (y) any stockholder of the Corporation who (i) is entitled to vote at the meeting, (ii) has given timely notice in proper written form pursuant to this Section 2.8 of such stockholder’s intent to make such nomination or nominations or to make such other proposal and (iii) at the time of giving of such notice and at the time of the meeting, owns, and for at least one year had owned, of record and beneficially (or is acting on behalf of a beneficial owner who owns and for at least one year had owned beneficially) at least $2,000 in market value or one percent (1%) of the outstanding common stock of the Corporation of both classes combined; clause (y) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought in accordance with Rule 14a-8 under the Securities Exchange Act of 1943, as amended (the “Exchange Act”)). To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in paragraph (c) with respect to an annual meeting or in paragraph (d) with respect to a special meeting.

b. Information in Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(w) as to each person, if any, whom the stockholder or beneficial owner proposes to nominate for election or re-election as a director, (i) the name, age and address (business and residential) of the proposed nominee, (ii) a complete biography and statement of the proposed nominee’s qualifications, (iii) the class and number of shares of the Corporation which are beneficially owned by the proposed nominee, (iv) a description of all agreements, arrangements and understandings between such stockholder and/or beneficial owner, if any, and the proposed nominee or any other person or persons (including the names of such persons) pursuant to which the nomination is to be made by the stockholder or beneficial owner, (v) information relevant to a determination of whether the proposed nominee can be considered an independent director, (vi) the proposed nominee’s written consent to serve as a director of the Corporation if elected, and (vii) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of the proposed nominee as a director in a contested election pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

 (x) if the stockholder’s notice relates to any proposal other than the nomination of a director or directors, (i) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation or By-Laws, the text of the proposed amendments), (ii) the reasons for bringing the proposal before the meeting, (iii)

any interest in such proposal or the business to which it relates of the stockholder or beneficial owner, if any, and (iv) a description of all agreements, arrangements and understandings between such stockholder and/or beneficial owner, if any, and any other person or persons (including the names of such persons) in connection with the proposal of such business by such stockholder;

(y) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder as it appears on the Corporation’s books (or on the books of The Depositary Trust Company or a similar depositary in which the stockholder is a participant), and of such beneficial owner, if any; (ii)(1) the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record and beneficially by such stockholder or beneficial owner, if any, and the number of shares that have been held by such stockholder or beneficial owner, if any, for more than one year, and a commitment that the stockholder and beneficial owner, if any, will provide updated information to the Corporation in writing regarding the number of shares of each class of stock owned of record and beneficially as of the record date for the meeting, within five days after the later of the record date and the date the record date is first publicly announced; (2) descriptions of all options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity for such stockholder, or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation; (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation; (4) any short interest in any security of the Corporation held by such stockholder or beneficial owner, if any (for purposes hereof, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights held by such stockholder or beneficial owner, if any, to receive dividends or payments in lieu of dividends on shares of stock of the Corporation that are separated or separable from the underlying shares of stock of the Corporation; (6) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held by such stockholder or beneficial owner, if any, or held by a partnership or other entity in which such stockholder or beneficial owner, if any, or an affiliate of such stockholder or beneficial owner, is a partner or has another form of equity ownership; and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, or an affiliate of such stockholder or beneficial owner, if any, is or may be entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments; (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting on the matter proposed and that the stockholder, or the beneficial owner if there is one, intends to appear in person or by proxy at such meeting to propose such nomination or other business; and (v) if such stockholder or beneficial owner, if any, intends to solicit proxies in support of such stockholder’s or beneficial owner’s, if any, proposal, a statement to that effect;

(z) For the purposes of this Section 2.8, (i) a stockholder will be deemed to be the holder of record of any shares of stock of the Corporation that are held for the stockholder’s account by The Depositary Trust Company or a similar depositary in which the stockholder is a participant, (ii) if a stockholder makes a nomination or a proposal on behalf of a beneficial owner of stock of the Corporation and the information described in Section 2.8(b)(y) is provided about such beneficial owner, the stockholder does not have to provide the information about itself, and (iii) any information that a stockholder or a beneficial owner is required to provide about stock, Derivative Instruments, or rights held by the stockholder or beneficial owner must include information about stock, Derivative Instruments or rights held by affiliates of the stockholder or beneficial owner or by any person or entity with whom such stockholder or beneficial owner is acting in concert or members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder or beneficial owner to disclose such information as of the record date, not later than five (5) days after the later of the record date for the annual meeting or the date on which the record date for the annual meeting is first publicly announced).

 c. Annual Meetings. For nominations or any other proposal that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, the stockholder’s notice containing the information described in Section 2.8(b) must be received by the Secretary of the Corporation not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, the notice by the stockholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to the current year’s annual meeting and not later than the later of (x) the ninetieth (90th) day prior to the current year’s annual meeting and (y) the tenth (10th) day following the date on which public announcement of the date of such annual meeting is first made). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this paragraph (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following the day on which the increase in the number of directors to be elected is first announced to the public by the Corporation.

d. Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Directors may be elected at a special meeting of stockholders only in accordance with a determination of the Board of Directors that directors should be elected at the special meeting. If the Board of Directors determines that directors should be elected at a special meeting of stockholders, nominations of persons for election as directors at that special meeting may be made (x) by the Board of Directors or (y) by any stockholder of the Corporation that has given timely notice thereof in writing to the Secretary of the Corporation. This shall be the exclusive means for a stockholder to make nominations with regard to a special meeting of stockholders at which directors are to be elected (other than as provided in Rule 14a-8 under the Exchange Act. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

e. Public Announcement. For purposes of this Section 2.8, “public announcement” shall mean disclosure in a press release reported by Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with, or furnished by the Corporation to, the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

f. Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8; provided, however, that nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

 g. General. Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at a stockholders’ meeting to serve as directors and only such business shall be conducted at a stockholders’ meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Lead Director shall have the power to determine whether a nomination or a business proposal was made in accordance with this Section 2.8, and therefore can be voted upon at a stockholders’ meeting, and any determination by the Lead Director will be binding both upon the Corporation and upon the stockholder who made the proposal. Any proposed nomination or business that is not made in compliance with this Section 2.8 will not be a proper subject for action at a meeting of the Corporation’s stockholders. Unless otherwise required by law, if the stockholder making a nomination or other proposal (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such nomination or proposal may have been received by the Corporation.

ARTICLE III

Directors

3.1 General Powers. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

3.2 Number. The number of directors which will constitute the entire Board of Directors will be such number, not less than three nor more than fifteen, as is determined by the Board of Directors from time to time. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

3.3 Removal. Any of the directors may be removed with or without cause by vote of the holders of a majority in voting power of the outstanding shares that are entitled to be voted with regard to elections of directors, except that if a director is elected by the holders of one or more classes or series, that director may be removed without cause only by vote of a majority in voting power of the shares of that class or series, or those classes or series. Any proposal to remove directors must comply with the requirements of Section 2.8.

3.4 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.

3.5 Resignations. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Lead Director. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

3.6 Compensation of Directors. The Board of Directors, by the affirmative vote of a majority of the directors then in office, or by the affirmative vote of a majority of the members of a committee formed for the purpose of determining the compensation of directors, officers or employees, and irrespective of any personal interest of any of the members of the Board of Directors or the committee, may establish reasonable compensation of directors for services to the Corporation as directors, as well as establishing their compensation for services as officers, employees or otherwise. Directors will be reimbursed for the reasonable expenses they incur in attending meetings and otherwise performing their duties.

ARTICLE IV

Meetings of the Board of Directors

4.1 First Meeting. The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

4.2 Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as is determined from time to time by the Board of Directors.

4.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by Chief Executive Officer, if there is one, or if there is no Chief Executive Officer, by the President, on at least two days’ notice to each director, and must be called by the President or the Secretary on at least two days’ notice at the written request of any two directors (which request may include the day on which the meeting is to be held).

4.4 Notices. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VII of these By-Laws and must state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or a waiver of notice of the meeting.

4.5 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third of the entire Board of Directors, will constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. After a quorum has been established at any meeting of the Board of Directors, the subsequent withdrawal of directors, so as to reduce the number of directors below the number required for a quorum, shall not affect the validity of any action taken at the meeting.

4.6 Telephonic Meetings Permitted. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by the director during his or her participation will be deemed taken at the meeting.

4.7 Action Without Meeting. Any action of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the Board of Directors.

ARTICLE V

Committees

5.1 Committees of the Board. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. If, because some members of a committee are disqualified from voting with regard to matters to be considered at a meeting, fewer than a majority of the members of the committee are able to vote at the meeting, the member or members of the committee who are not disqualified, even if less than a quorum, may by unanimous vote appoint another director to act at the meeting in place of each of the disqualified members.

5.2 Authority of Committees. To the extent permitted by law (including Section 141(c)(2) of the Delaware General Corporation Law), the Executive Committee will have all the authority of the Board of Directors, except as the Board otherwise provides, and the other committees will have such authority as the Board grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committee. All resolutions establishing or discharging committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

5.3 Procedure. Each committee must keep regular minutes of its proceedings and report to the Board of Directors as and when the Board requires. Unless the Board otherwise provides, a majority of the members of any committee may determine how actions are taken and the procedures to be followed at its meetings, and may fix the time and place of its meetings. Unless a majority of the members of a committee determine otherwise, the procedures of each committee will include permitting members to participate in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.4 Action Without Meeting. Any action of a committee may be taken without a meeting if all the members of the committee consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the committee.

ARTICLE VI

Independent Directors

6.1 Meetings. The members of the Board of Directors who are independent directors will meet from time to time, and in any event at least once each fiscal year or such greater number of times as is necessary to meet any applicable requirements of law or of any securities exchange or securities quotation system on which securities of the Corporation are listed or quoted, without the presence of the other members of the Board of Directors. The independent directors may consider at their meetings, and make recommendations to the Board of Directors or committees of the Board regarding, anything directly or indirectly related to the Corporation or its subsidiaries. For the purposes of this Article VI, a director will be “independent” if he or she is independent under all applicable laws or regulations of the United States or the State of Delaware, and under all applicable rules of all securities exchanges and securities quotation systems on which securities of the Corporation are listed or quoted.

6.2 Lead Director. The independent directors will elect one of their number to serve as the Lead Director. The Lead Director will serve in that capacity from the time he or she is elected until such time as he or she ceases to be an independent director or such time as another independent director is elected to serve as Lead Director.

6.3 Request for Meetings. The Lead Director may call meetings of the independent directors at any time, and must call a meeting of the independent directors promptly, and in any event within 30 days, after the Lead Director is asked to do so by two or more independent directors.

6.4 Responsibilities of Lead Director. The Lead Director will preside over all meetings of the independent directors. In addition, if there is no Chairman of the Board, the Lead Director will preside over, and be responsible for the agenda at, all meetings of the Board of Directors and, at the request of the Board of Directors, will preside over meetings of stockholders. The Lead Director will convey recommendations of the independent directors to the Board of Directors and will be the liaison between the independent directors and the management of the Corporation. The Lead Director may have such additional responsibilities as may be assigned to him or her by the Board of Directors, except that the Lead Director will not have any responsibility that the general counsel to the Corporation (or, if there is no general counsel, independent counsel) advises would present a material risk of causing the Lead Director no longer to be an independent director.

ARTICLE VII

Notices

7.1 Notice to Stockholder. Any notice to a stockholder may be given personally, by mail or, to the extent permitted by the Delaware General Corporation Law, by electronic transmission. If given personally, a notice will be deemed given when it is actually given. If mailed, a notice will be deemed given when it is deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of stockholders. If given electronically, a notice will be deemed given at the time provided in the Delaware General Corporation Law.

7.2 Notice to Director. Any notice to a director may be given personally, by telephone or by mail, or by facsimile transmission, telegram, cable or other electronic transmission. A notice will be deemed given when it is actually given in person or by telephone, when it is received if it is given by facsimile transmission, telegram or other form of electronic transmission, on the third business day after the day on which it is deposited in the United States mail, postage prepaid, on the day on which it is delivered to a telegraph or cable company, or on the day after the day on which it is delivered to a nationwide delivery service for overnight delivery, directed to the director at his or her business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

7.3 Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

Officers

8.1 Officers of the Corporation. The Board of Directors shall elect, as executive officers, a President, a Vice President, a Secretary and a Treasurer, and in their discretion a Chief Executive Officer, a Chairman of the Board (who does not have to be an executive of the Corporation), additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board may from time to time deem advisable. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board in the next year and until his successor shall have been duly elected and qualified or until he or she shall have died or resigned or shall have been removed, in the manner provided herein. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other single office except that of President.

8.2 Vacancy. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

8.3 Chairman. The Chairman of the Board, if any, shall be a member of the Board of Directors and shall preside at its meetings. He or she shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the ~~chief executive officer~~Chief Executive Officer of the Corporation and, in the absence of the ~~chief executive officer~~Chief Executive Officer, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

8.4 Chief Executive Officer. The Chief Executive Officer, if any, will be the ~~chief executive officer~~Chief Executive Officer of the Corporation. If there is no Chief Executive Officer, the President will be the ~~chief executive officer~~Chief Executive Officer of the Corporation. The ~~chief executive officer~~Chief Executive Officer of the Corporation will be a member of the Board of Directors and will preside over any meetings of the stockholders at which none of a Chairman of the Board, a Vice Chairman of the Board or a Lead Director is present. Subject to the direction of the Board of Directors, the ~~chief executive officer~~Chief Executive Officer of the Corporation will have and exercise direct charge of and general supervision over the business and affairs of the Corporation and will perform all duties incident to being the ~~chief executive officer~~Chief Executive Officer of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

8.5 Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties of those subordinate officers.

8.6 Authority. The officers of the Corporation, other than the Chairman of the Board and the ~~chief executive officer~~Chief Executive Officer of the Corporation, will have such powers and perform such duties in the management of the business and affairs of the Corporation, subject to the control of the Board of Directors and the ~~chief executive officer~~Chief Executive Officer of the Corporation, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors or the ~~chief executive officer~~Chief Executive Officer of the Corporation.

8.7 Titles. The Board of Directors may assign to officers or others descriptive titles (such as chief operating officer, chief financial officer, principal accounting officer or general counsel) and may assign to vice presidents designations of priority (such as executive vice president, senior vice president or first vice president) or function (such as vice president - finance or a regional vice president).

8.8 Removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

8.9 Compensation. The compensation of officers will be fixed by the Board of Directors or a committee of the Board of Directors, or in such manner as the Board of Directors or a committee may provide.

8.10 Security. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE IX

Certificates for Shares

9.1 Certificates Representing Shares. The shares of stock of the Corporation will be represented by certificates~~,~~; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series may be represented by uncertificated shares. If shares are represented by certificates, such certificates shall be in such form, other than bearer form, as is approved by the Board of Directors as the Board of Directors may from time to time prescribe, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

9.2 Execution of Certificates. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

~~9.3~~ 9.3 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

9.4 Transfer of Shares. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

9.5 Record Date. The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Except as otherwise required or permitted by law, that date must be not less than ten nor more than sixty days before the date of the meeting, nor more than sixty days before any other action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

9.6 Owner of Shares. The Corporation will for all purposes, be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE X

Indemnification

10.1 Indemnification. The Corporation shall indemnify persons as provided in the Certificate of Incorporation.

ARTICLE XI

General Provisions

11.1 Seal. The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

11.2 Books and Records. The books and records of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

11.3 Fiscal Year. The fiscal year of the Corporation will end on November 30 of each year.

 11.4 Exclusive Forum. The sole and exclusive forum for (w) any derivative action or proceeding brought on behalf of the Corporation by a person other than the Corporation, (x) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (y) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (z) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person who, or entity that, purchases or otherwise acquires an interest in stock of the Corporation will be deemed (i) to have notice of, and agree to comply with, the provisions of this Section 11.4, and (ii) to consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 11.4.

ARTICLE XII

Amendments

12.1 Amendments. These By-Laws may be altered, amended or repealed and new By-Laws adopted by the holders of the Class A common stock and the Class B common stock of the Corporation voting as provided in the Corporation’s Certificate of Incorporation, or by the Board of Directors by a majority vote at any meeting called for that purpose.